EXHIBIT 99.1

MEDCATH CONTACTS:
O. Edwin French	Art Parker
President/Chief Executive Officer	Interim Chief Financial Officer
(704) 708-6600	(704) 708-6600
MEDCATH CORPORATION REPORTS SECOND QUARTER EARNINGS
•	Same facility adjusted admissions up 4.6% in second quarter of fiscal 2008 compared to the second quarter of fiscal 2007

•	Cash flow from continuing operations up 17.6% in second quarter of fiscal 2008 compared to second quarter of fiscal 2007
          CHARLOTTE, N.C., May, 6, 2008 – MedCath Corporation (Nasdaq: MDTH), a healthcare provider focused on high acuity healthcare services, predominately the diagnosis and treatment of cardiovascular disease, today announced its operating results for its second fiscal quarter, which ended March 31, 2008.
Second Quarter 2008 Results
          On April 21, 2008 MedCath announced preliminary results for the second quarter of fiscal 2008. This press release presents the final results for the quarter on an actual and a same facility basis.
          During its fourth quarter of fiscal 2007, MedCath completed the recapitalization of Harlingen Medical Center (“HMC”). As part of the recapitalization, MedCath’s ownership in HMC was reduced from a majority ownership to a minority ownership. Due to this change in ownership, MedCath began accounting for HMC as an equity investment in the quarter ended September 30, 2007. As such, MedCath’s consolidated operating results for the quarter ended March 31, 2008 exclude net revenue, income from operations and Adjusted EBITDA of HMC. In comparison, MedCath’s consolidated actual results for the comparable quarter of the previous fiscal year include the consolidated financial results of HMC.

          During its second quarter of fiscal 2008, MedCath announced that it had entered into a definitive agreement to sell substantially all of the assets of its Dayton Heart Hospital, located in Dayton, Ohio. As such, MedCath now accounts for Dayton Heart Hospital as an asset held for sale for all periods presented.
          Any reference to same facility results in this press release excludes HMC and Dayton Heart Hospital for the second quarter of fiscal 2007.
          MedCath’s reported net revenue decreased 11.0% to $157.1 million in the second quarter of fiscal 2008 from $176.6 million in the second quarter of fiscal 2007, which included $23.9 million attributable to HMC. On a same facility basis, net revenue increased 2.8% from $152.8 million. Income from operations decreased 1.3% to $15.4 million in the second quarter of fiscal 2008 from $15.6 million in the second quarter of fiscal 2007. On a same facility basis, income from operations increased 19.4% from $12.9 million. Adjusted EBITDA decreased 11.2% to $23.8 million in the second quarter of fiscal 2008 from $26.8 million in the second quarter of fiscal 2007. On a same facility basis, Adjusted EBITDA increased 5.3%. Income from continuing operations was $6.0 million, or $0.30 per diluted share, in the second quarter of fiscal 2008, compared to income from continuing operations of $4.7 million, or $0.22 per diluted share, in the second quarter of fiscal 2007. On a same facility basis, MedCath’s second quarter of fiscal 2007 income from continuing operations would have been $3.9 million, or $0.18 per diluted share, had HMC been accounted for as an equity investment in the second quarter of fiscal 2007.
          MedCath’s operating results for the quarter ended March 31, 2008 reflects a $0.2 million decrease in net revenue and Adjusted EBITDA related to settlement of third-party cost reports. In comparison, MedCath’s operating results for the quarter ended March 31, 2007 reflect a $3.1 million reduction in net revenue and Adjusted EBITDA due to an increase in a reserve previously established for repayment of a portion of Medicare reimbursement. Share-based compensation expense totaled $0.2 million in the second quarter of fiscal 2008, or $0.01 per diluted share, compared to $2.1 million, or $0.05 per diluted share, in the second quarter of fiscal 2007. Pre-opening expenses totaled $0.3 million, or $0.02 per diluted share, in the second quarter of fiscal 2008. MedCath did not incur pre-opening expenses in the second quarter of fiscal 2007. Adjusted EBITDA in this release does not include share-based compensation expense or pre-opening expenses, but these expenses are included as a component of income from continuing operations.
          “Our quarterly results affirm our strategic direction to increase our bed capacity and asset base to diversify our service lines and revenue,” said O. Edwin French, MedCath’s President and Chief Executive Officer. “Though we’re not immune to industry pressures, as we grow our small facilities and add incremental revenues, we expect to see commensurate earnings growth. In the meantime, as we evolve we have grown income from continuing operations and earnings per share year-over-year while continuing to tell the quality story.
Operating Statistics, Cash Flow and Capital Expenditures
          Same facility hospital adjusted admissions for the second quarter of fiscal 2008 increased 4.6% from the second quarter of the prior fiscal year. Same facility hospital net revenue increased 4.7%, or 2.3% after adjusting second quarter of 2008’s revenue for a $0.2 million cost report settlement, and 2007’s revenue for a reserve that reduced net revenue by $3.1 million. Net cash provided by operating activities of continuing operations for the second quarter of fiscal 2008 was $15.4 million, up from $13.1 million for the second quarter of fiscal 2007.
          Capital expenditures, including $4.6 million in expenditures related to MedCath’s growth initiatives, totaled $13.0 million in the second quarter of fiscal 2008 in comparison to $6.6 million in the second quarter of fiscal 2007.
Use of Non-GAAP Financial Measures
          This release contains measures of MedCath’s historical financial performance that are not calculated and presented in conformity with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. Adjusted EBITDA represents MedCath’s income from continuing operations before interest expense; interest and other income, net; income tax expense; depreciation; amortization; share-based compensation expense; pre-opening expenses; loss on disposal of property, equipment and other assets; loss on early extinguishment of debt; equity in net earnings of unconsolidated affiliates; minority interest share of earnings of consolidated subsidiaries, share-based compensation, and pre-opening expenses. MedCath’s management uses Adjusted EBITDA to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule with the financial statements that accompanies this press release that reconciles historical Adjusted EBITDA to MedCath’s income from continuing operations.
          Management will discuss and answer questions regarding MedCath’s quarterly results Wednesday, May 7, 2008, during a 9 a.m. ET conference call. In the United States, you may participate by dialing (877) 697-5351. International callers should dial (706) 634-0602. The conference ID for both domestic and international callers is 44446703. A live web cast will also be available on the company’s web site, www.medcath.com. This information will be available on the web site on or immediately following the conference call for 30 days. A recorded replay of the call will be available until 11:59 p.m. ET, May 14, 2008. To access the replay, domestic callers should dial (800) 642-1687 and international callers should dial (706) 645-9291. The archived conference ID is 44446703. This press release and the financial information included therewith will be accessible on the web, by going to www.medcath.com, “Investor Relations,” then clicking on “News.”
          MedCath Corporation, headquartered in Charlotte, N.C., is a healthcare provider focused on high acuity services with the diagnosis and treatment of cardiovascular disease being a primary service offering. Following completion of the divestiture of Dayton Heart Hospital, MedCath will own an interest in and operate nine hospitals with a total of 616 licensed beds, located in Arizona, Arkansas, California, Louisiana, New

Mexico, South Dakota, and Texas. MedCath is in the process of developing its tenth hospital in Kingman, Arizona. In addition, MedCath and its subsidiary MedCath Partners provide services in diagnostic and therapeutic facilities in various states.
# # #
          Parts of this announcement contain forward-looking statements that involve risks and uncertainties. Although management believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic, regulatory and competitive uncertainties and contingencies that are difficult or impossible to predict accurately and are beyond our control including, but not limited to, enactment of changes in federal law that would limit physician hospital ownership. Actual results could differ materially from those projected in these forward-looking statements. We do not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy.
          These various risks and uncertainties are described in detail in “Risk Factors” in MedCath’s Annual Report or Form 10-K for the year ended September 30, 2007 filed with the Securities and Exchange Commission on December 14, 2007. Copies of this form including exhibits are available on the internet site of the Securities and Exchange Commission at http://www.sec.gov.

MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Net revenue	$157,098	$176,640	$305,948	$337,026
Operating expenses:
Personnel expense	49,638	55,977	100,503	107,918
Medical supplies expense	43,097	47,099	82,726	91,254
Bad debt expense	10,332	14,635	21,617	27,762
Other operating expenses	30,419	34,257	59,565	67,358
Pre-opening expenses	245	—	493	—
Depreciation	7,709	8,180	15,074	16,450
Amortization	135	127	262	379
Loss on disposal of property, equipment and other assets	138	796	166	853

Total operating expenses	141,713	161,071	280,406	311,974

Income from operations	15,385	15,569	25,542	25,052
Other income (expenses):
Interest expense	(3,864)	(5,693)	(7,796)	(13,028)
Loss on early extinguishment of debt	—	(662)	—	(5,142)
Interest and other income, net	488	1,805	1,657	4,525
Equity in net earnings of unconsolidated affiliates	2,181	1,482	4,206	2,920

Total other expenses, net	(1,195)	(3,068)	(1,933)	(10,725)

Income from continuing operations before minority interest and income taxes	14,190	12,501	23,609	14,327
Minority interest share of earnings of consolidated subsidiaries	(5,114)	(3,268)	(9,566)	(5,474)

Income from continuing operations before income taxes	9,076	9,233	14,043	8,853
Income tax expense	3,099	4,504	5,448	4,486

Income from continuing operations	5,977	4,729	8,595	4,367
Income (loss) from discontinued operations, net of taxes	(292)	1,521	154	(3,013)

Net income	$5,685	$6,250	$8,749	$1,354

Earnings (loss) per share, basic
Continuing operations	$0.30	$0.23	$0.42	$0.21
Discontinued operations	(0.01)	0.07	0.01	(0.14)

Earnings per share, basic	$0.29	$0.30	$0.43	$0.07

Earnings (loss) per share, diluted
Continuing operations	$0.30	$0.22	$0.41	$0.20
Discontinued operations	(0.01)	0.07	0.01	(0.14)

Earnings per share, diluted	$0.29	$0.29	$0.42	$0.06

Weighted average number of shares, basic	19,841	21,019	20,438	20,568
Dilutive effect of stock options and restricted stock	121	625	202	634

Weighted average number of shares, diluted	19,962	21,644	20,640	21,202

MEDCATH CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	September 30,
	2008	2007
	(Unaudited)
Current assets:
Cash and cash equivalents	$85,256	$140,276
Restricted cash	8,500	—
Accounts receivable, net	99,529	85,943
Medical supplies	15,583	13,928
Deferred income tax assets	13,560	12,389
Prepaid expenses and other current assets	5,663	6,197
Current assets of discontinued operations	3,273	13,680

Total current assets	231,364	272,413
Property and equipment, net	281,365	270,663
Investments in affiliates	4,850	5,718
Goodwill	62,740	62,740
Other intangible assets, net	6,187	6,448
Other assets	6,420	6,531
Long-term assets of discontinued operations	26,544	44,902

Total assets	$619,470	$669,415

Current liabilities:
Accounts payable	$34,754	$30,933
Income tax payable	1,492	10,552
Accrued compensation and benefits	17,094	18,567
Other accrued liabilities	12,065	13,421
Current portion of long-term debt and obligations under capital leases	4,504	4,089
Current liabilities of discontinued operations	6,090	15,810

Total current liabilities	75,999	93,372
Long-term debt	144,394	146,398
Obligations under capital leases	1,514	1,793
Deferred income tax liabilities	11,855	12,018
Other long-term obligations	415	460
Long-term liabilities of discontinued components	853	13

Total liabilities	235,030	254,054

Minority interest in equity of consolidated subsidiaries	27,752	29,737

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,451,144 issued and 19,496,783 outstanding at March 31, 2008; 21,271,144 issued and 21,202,244 outstanding at September 30, 2007	215	213
Paid-in capital	454,956	447,688
Accumulated deficit	(53,379)	(61,821)
Accumulated other comprehensive loss	(307)	(62)
Treasury stock, at cost; 68,900 shares at March 31, 2007 1,954,361 shares at March 31, 2008	(44,797)	(394)

Total stockholders’ equity	356,688	385,624

Total liabilities and stockholders’ equity	$619,470	$669,415

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)
(Unaudited)

	Three Months Ended March 31,			Six Months Ended March 31,
	2008	2007	% Change	2008	2007	% Change
Statement of Operations Data:
Net revenue	$157,098	$176,640	(11.1)%	$305,948	$337,026	(9.2)%
Adjusted EBITDA (1)	$23,825	$26,772	(11.0)%	$45,459	$45,860	(0.9)%
Income from operations	$15,385	$15,569	(1.2)%	$25,542	$25,052	2.0%
Income from continuing operations	$5,977	$4,729	26.4%	$8,595	$4,367	96.8%
Earnings per share from continuing operations, basic	$0.30	$0.23	30.4%	$0.42	$0.21	100.0%
Earnings per share from continuing operations, diluted	$0.30	$0.22	36.4%	$0.41	$0.20	105.0%

(1)	See Supplemental Financial Disclosure—Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

	Three Months Ended March 31,			Six Months Ended March 31,
	2008	2007	% Change	2008	2007	% Change
Selected Operating Data (a):
Number of hospitals	7	8		7	8
Licensed beds (c)	449	533		449	533
Staffed and available beds (d)	433	512		433	512
Admissions (e)	7,855	9,876	(20.5)%	15,005	18,810	(20.2)%
Adjusted admissions (f)	10,817	13,470	(19.7)%	20,645	25,711	(19.7)%
Patient days (g)	29,039	34,010	(14.6)%	54,499	64,767	(15.9)%
Adjusted patient days (h)	40,247	46,173	(12.8)%	75,381	88,021	(14.4)%
Average length of stay (days) (i)	3.70	3.44	7.6%	3.63	3.44	5.5%
Occupancy (j)	73.7%	73.8%		68.8%	69.5%
Inpatient catheterization procedures (k)	4,225	4,904	(13.8)%	8,274	9,284	(10.9)%
Inpatient surgical procedures (l)	2,120	2,565	(17.3)%	4,069	4,910	(17.1)%
Hospital net revenue	$144,778	$162,092	(10.7)%	$281,929	$307,987	(8.5)%

Selected Operating Data — Same Facility (a):
Number of hospitals	7	7		7	7
Licensed beds (c)	449	421		449	421
Staffed and available beds (d)	433	404		433	404
Admissions (e)	7,855	7,929	(0.9)%	15,005	15,020	(0.1)%
Adjusted admissions (f)	10,817	10,338	4.6%	20,645	19,529	5.7%
Patient days (g)	29,039	28,156	3.1%	54,499	53,907	1.1%
Adjusted patient days (h)	40,247	36,755	9.5%	75,381	70,306	7.2%
Average length of stay (days) (i)	3.70	3.55	4.2%	3.63	3.59	1.1%
Occupancy (j)	73.7%	77.4%		68.8%	73.3%
Inpatient catheterization procedures (k)	4,225	4,666	(9.5)%	8,274	8,866	(6.7)%
Inpatient surgical procedures (l)	2,120	2,049	3.5%	4,069	3,950	3.0%
Hospital net revenue	$144,778	$138,213	4.7%	$281,929	$265,654	6.1%

Combined Operating Data (b):
Number of hospitals	9	9		9	9
Licensed beds (c)	616	588		616	588
Staffed and available beds (d)	596	567		596	567
Admissions (e)	10,539	10,819	(2.6)%	20,308	20,714	(2.0)%
Adjusted admissions (f)	15,164	14,533	4.3%	29,326	27,851	5.3%
Patient days (g)	37,812	37,716	0.3%	71,537	71,962	(0.6)%
Adjusted patient days (h)	54,130	50,349	7.5%	102,599	96,108	6.8%
Average length of stay (days) (i)	3.59	3.49	2.9%	3.52	3.47	1.4%
Occupancy (j)	69.7%	73.9%		65.6%	69.7%
Inpatient catheterization procedures (k)	5,025	5,523	(9.0)%	9,801	10,527	(6.9)%
Inpatient surgical procedures (l)	2,754	2,832	(2.8)%	5,442	5,427	0.3%
Hospital net revenue	$186,045	$179,263	3.8%	$362,751	$342,477	5.9%

(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period reported in continuing operations but does not include hospitals which are accounted for using the equity method or as discontinued operations in our consolidated financial statements. Same facility for all periods presented excludes Harlingen Medical Center.

(b)	Combined operating data includes hospitals in operation as of the end of the period reported in continuing operations including hospitals which are accounted for using the equity method in our consolidated financial statements.

(c)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(d)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(e)	Admissions represent the number of patients admitted for inpatient treatment.

(f)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(g)	Patient days represent the total number of days of care provided to inpatients.

(h)	Adjusted patient days is a general measure of combined inpatient and outpatient volume. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(i)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.

(j)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

(k)	Inpatients with a catheterization procedure represent the number of inpatients with a procedure performed in one of the hospitals’ catheterization labs during the period.

(l)	Inpatient surgical procedures represent the number of surgical procedures performed on inpatients during the period.

MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
The following table reconciles Adjusted EBITDA with MedCath’s income from continuing operations as derived directly from MedCath’s consolidated financial statements for the three and six months ended March 31, 2008 and 2007.

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
	(in thousands)
Income from continuing operations	$5,977	$4,729	$8,595	$4,367
Add:
Income tax expense	3,099	4,504	5,448	4,486
Minority interest share of earnings of consolidated subsidiaries	5,114	3,268	9,566	5,474
Equity in net earnings of unconsolidated affiliates	(2,181)	(1,482)	(4,206)	(2,920)
Interest and other income, net	(488)	(1,805)	(1,657)	(4,525)
Loss on early extinguishment of debt	—	662	—	5,142
Interest expense	3,864	5,693	7,796	13,028
Loss on disposal of property, equipment and other assets	138	796	166	853
Amortization	135	127	262	379
Depreciation	7,709	8,180	15,074	16,450
Pre-opening expenses	245	—	493	—
Share-based compensation expense	213	2,100	3,922	3,126

Adjusted EBITDA	$23,825	$26,772	$45,459	$45,860

The following table presents MedCath’s condensed statement of operations data for the three and six months ended March 31, 2008 on a pro forma basis to reflect the reclassification of Harlingen Medical Center (HMC) from a consolidated subsidiary to an equity investment.

	Three Months Ended March 31,				Six Months Ended March 31,
		Adjustments to	2007			Adjustments to	2007
	2007	Deconsolidate	(Pro Forma Same		2007	Deconsolidate	(Pro Forma Same
	(Actual)	HMC	Facility)	2008	(Actual)	HMC	Facility)	2008
		(in thousands)				(in thousands)
Net Revenue	$176,640	$(23,879)	$152,761	$157,098	$337,026	$(42,333)	$294,693	$305,948
Income from operations	15,569	(2,695)	12,874	15,385	25,052	(3,545)	21,507	25,542
Income from continuing operations before minority interest and income taxes	12,501	(840)	11,661	14,190	14,327	(491)	13,836	23,609
Income from continuing operations before income taxes	9,233	(840)	8,393	9,076	8,853	(491)	8,362	14,043
Income from continuing operations	4,729	(840)	3,889	5,977	4,367	(491)	3,876	8,595

Net income (loss)	$6,250	$(840)	$5,410	$5,685	$1,354	$(491)	$863	$8,749

Earnings (loss) per share, basic	$0.30	$(0.04)	$0.26	$0.29	$0.07	$(0.02)	$0.05	$0.43
Earnings (loss) per share, diluted	$0.29	$(0.04)	$0.25	$0.29	$0.06	$(0.02)	$0.04	$0.42

Weighted average number of shares, basic	21,019	—	21,019	19,841	20,568	—	20,568	20,438
Dilutive effect of stock options and restricted stock	625	—	625	121	634	—	634	202

Weighted average number of shares, diluted	21,644	—	21,644	19,962	21,202	—	21,202	20,640